EXHIBIT 10.18

CONSULTING AGREEMENT

        This Consulting Agreement (“Agreement”) is entered into effective as of March 10, 2009, between G. Thomas Boylan (“Consultant”) and Macatawa Bank Corporation, a Michigan corporation (the “Corporation”).

        WHEREAS, Mr. Boylan has served as a director of the Corporation since its inception and has valuable insight concerning the Corporation, Macatawa Bank and the markets they serve;

        WHEREAS, the Corporation desires to have access to Consultant’s services.

        NOW THEREFORE, the parties agree as follows:

        1.        Consultant shall perform such services and provide such information as the Chief Executive Officers of the Corporation may reasonably request from time to time. In making any request for services, the Corporation shall make reasonable efforts to provide Consultant with sufficient advance notice. Consultant shall not be required to provide a minimum number of hours.

        2.        The term of this Agreement shall be April 24, 2009, through February 28, 2010.

        3.        The Corporation shall pay Consultant an aggregate consulting fee of $70,850 to be paid pro rata in monthly payments during the term of this Agreement.

        4.        Consultant shall be an independent contractor with respect to the Corporation and its subsidiaries. Consultant shall not be an employee of the Corporation or Macatawa Bank. The Corporation shall not have any control over the details and means used by Consultant in performing the consulting services. Consultant shall file all tax returns and reports related to this Agreement as an independent contractor and shall be responsible for his own income taxes, social security taxes, etc. The Corporation shall not be responsible to provide Consultant with any health insurance or other fringe benefits.

        5.        Consultant shall keep confidential any confidential information disclosed to him by the Corporation. Any breach of confidential information will result in immediate termination of the contract.

        6.        This Agreement may be amended only by written agreement between the parties. This Agreement shall be governed by the laws of the State of Michigan. Neither party may assign this Agreement to any third party.

[signatures appear on the following page]

        IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement.

/s/ G. Thomas Boylan —————————————— G. Thomas Boylan

MACATAWA BANK CORPORATION By: /s/ Philip J. Koning ————————————————— Philip J. Koning Its: Co-Chief Executive Officer, Office of the Chief Executive